(ENGLISH TRANSLATION OF "CONTRACT DE CESSION")

                              AGREEMENT OF TRANSFER

BETWEEN

      Mr. Sarge MARENDAZ, Date of Birth: July 4, 1946, LAUSANNE (SUISSE),
      Address: 26 rue de La Gare, 22250 BROONS.

      Mrs. Marie-Jose SAUVAGE, Date of Birth October 3, 1957, Address: 12, rue des Gouttes d'Or, 77410 CLAYES SOUILLY.

      (To be known as the "assignors")

                                                             of one party

AND

      PRETORY, SARL, of capital of 250,200 Francs and a registered company operating at 182, rue de Pyrenees, 75020 Paris, with the registered commercial number of B 399 378 041, represented by Mr. Jacques Gaussens, the President.

      (To be known as the "Assignee")

                                                              of the other party

WE ARE IN AGREEMENT THAT:

1. The assignors are the investors of a technology that detects odors in the ambiant air with gas sensors, below named as the Invention.


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      This technology has resulted in two products at this point known as the
      PIF and the Ethypol. Nevertheless, there are many applications to be made with this technology.

      A precise definition of this technology and of the products are found in the attached Exhibit, the "Cahier des charges".

      The Assignors are not entitled to any French or foreign patents of this technology or have requested such.

2. Pretory is interested in acquiring the total rights of the technology and derivative inventions.


IT IS AGREED IN FINALITY THE FOLLOWING:

Article 1 - OBJECT OF THE AGREEMENT

1.1 The Assignor gives to the Assignee, who accepts, the total rights to the technology without any exemption or any reservation.

1.2 The transfer is agreed and accepted without any guarantee other than those disclosed in Article 2 of this Agreement.

Article 2 - GUARANTEES AND DECLARATIONS

2.1 The Assignor declare that the inventions are patentable and that the inventions have never been patented in FRANCE or in any foreign country and no such effort has been undertaken. Such action could be detrimental to the Assignee.

2.2 The Assignor will not file for any demand of patent in FRANCE or any foreign country that could disturb in any way the Assignee in the exploitation or the use, or the use of others, the rights attached to the technology, the Assignor gives up with out exception any rights at the time of the demand for patent by the assignee in FRANCE or in any foreign country.


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2.3   The Assignor will insure the development of the technology of the products and other derivatives against payment.

      It is expressly agreed that all rights, without any exception or any restriction that come from the development or the improvement or perfection of the technology and all derivative applications will become completely and exclusively the property of the Assignee.

      The Assignors will inform the Assignee on the result of their research and further development of the technology to discover derivatives and new applications.

2.4 The Assignors declare that they will help and give all assistance at the time of the deposit by the assignee of the deposit by the Assignee of a demand of patent to the National Register of Patents and that if any objection is made by the organization or a third party that the Assignor will assist with any effort in defending the registration.

      If there are any difficulties with obtaining said patent or patents the Assignor will indemnify and compensate the Assignee for loss.

2.5 In the case of the eviction of the Assignee in any of the rights assigned by the Assignor in any case, the Assignor will have to compensate the Assignee for the losses suffered.

Article 3 - PRICE OF THE ASSIGNMENT

      The assignment is agreed to and accepted by the following conditions. The awarding of 510,000 shares of Pretory USA to Marendaz and 100 shares of Pretory USA to Sauvage. Pretory USA is incorporated in Nevada of the United States of America and intends to be quoted publicly on the NASDAQ.

      The Assignor completely assign the technology with this Agreement.


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Article 4 - CONSEQUENCE OF THE ASSIGNMENT

4.1 As a result of the assignment, the assignee obtains all rights in any form of the Assignors attached to the technology on the day this Agreement is signed in final.

4.2 The rights of the Assignee are assignable to third parties as designated by the Assignee as they may determine.

Article 5 - RIGHTS APPLICABLE - LITIGATION

5.1   The present Agreement (this Agreement) is submissive to the Law of FRANCE.

5.2 Any disagreement between both parties by their interpretation and/or their execution of the Agreement will be subject to the decision of the Tribunal of Commerce of Paris.

Article 6 - CONFIDENTIALITY

6.1 The Assignor will keep confidential all information relative to the technology and will not communicate or divulge to any party for any reason, directly or indirectly without the full authorization in writing by the Assignee.

6.2 The Assignor will not use the information related to the technology, initiate our copy in any way the technology without the authorization in writing by the Assignee.

Article 7 - ETHICS

      Due to the unique and specific nature of the technology, the Assignee agrees not to conduct any business with any administration or company that is linked in anyway to the Security Industry (as Pretory).


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Article 8 - "ENTITLE LAW"

      The Agreement and the sections of the Agreement have a character and are presented in a way that are not intended to limit the scope or interpretation of the Agreement.

Article 9 - ANNEXES

      Both parties recognize expressly that the annexes of this agreement are completely included as part of this Agreement.


-----------------------                               --------------------------
SERGE MARENDAZ                                        MARIE-JOSE SAUVAGE


                                ---------------------
                                PRETORY S.A.R.L.


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